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                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
                           INVESCO SENIOR LOAN FUND

A Special Joint Meeting ("Meeting") of Shareholders of Invesco Senior Loan Fund, a Delaware statutory trust ("Trust"), was held on March 9, 2017. The Meeting was held for the following purpose:

(1) Elect 15 trustees to the Board, each of whom will serve until his or her successor is elected and qualified.

The results of the voting on the above matter were as follows:

                                                          Votes
             Matter                           Votes For  Withheld
             ------                           ---------- ---------
             (1)  David C. Arch.............. 56,598,947 1,567,239
                  James T. Bunch............. 56,594,446 1,571,740
                  Bruce L. Crockett.......... 56,610,662 1,555,524
                  Jack M. Fields............. 56,622,743 1,543,443
                  Martin L. Flanagan......... 56,518,956 1,647,230
                  Cynthia Hostetler.......... 56,654,868 1,511,318
                  Dr. Eli Jones.............. 56,643,692 1,522,494
                  Dr. Prema Mathai-Davis..... 56,581,022 1,585,164
                  Teresa M. Ressel........... 56,646,510 1,519,676
                  Dr. Larry Soll............. 56,552,705 1,613,481
                  Ann Barnett Stern.......... 56,657,728 1,508,458
                  Raymond Stickel, Jr........ 56,611,441 1,554,745
                  Philip A. Taylor........... 56,508,150 1,658,036
                  Robert C. Troccoli......... 56,614,101 1,552,085
                  Christopher L. Wilson...... 56,652,209 1,513,977

The Meeting was adjourned until April 11, 2017, with respect to the following proposals:

(3) Approve changing the fundamental investment restriction regarding the purchase or sale of physical commodities.

5(a) Approve an amendment to the current Master Intergroup Sub-Advisory Contract to add Invesco PowerShares Capital Management LLC.

5(b) Approve an amendment to the current Master Intergroup Sub-Advisory Contract to add Invesco Asset Management (India) Private Limited.

Invesco Senior Loan Fund did not receive sufficient shareholder votes to pass Proposals 3 and 5(a) - (b).

The results of the voting on the above matters were as follows:

                                                   Votes     Votes    Broker
 Matters                              Votes For   Against   Abstain  Non-Votes
 -------                              ---------- --------- --------- ----------
 (3)   Approve changing the
       fundamental investment
       restriction regarding the
       purchase or sale of physical
       commodities................... 37,340,713 2,447,183 2,958,466 23,706,736

 5(a)  Approve an amendment to the
       current Master Intergroup
       Sub-Advisory Contract to add
       Invesco PowerShares Capital
       Management LLC................ 37,780,271 1,980,719 2,985,378 23,706,730

 5(b)  Approve an amendment to the
       current Master Intergroup
       Sub-Advisory Contract to add
       Invesco Asset Management
       (India) Private Limited....... 37,291,585 2,382,818 3,071,958 23,706,737

The Meeting was adjourned until July 18, 2017, with respect to the following proposals:

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2(a)  Approve amendments to the Trust's Agreement and Declaration of Trust and
      Bylaws related to shareholder voting standards.

2(b) Approve amendments to the Trust's Agreement and Declaration of Trust related to significant transactions.

2(c) Approve amendments to the Trust's Agreement and Declaration of Trust related to future amendments to shareholder indemnification rights.

2(d) Approve amendments to the Trust's Agreement and Declaration of Trust's amendment provisions.

(4) Approve the elimination of the fundamental investment restriction prohibiting investing in securities of other investment companies, except as part of a merger, consolidation or other acquisitions.

The results of the voting on the above matters were as follows:

                                                   Votes     Votes    Broker
 Matters                              Votes For   Against   Abstain  Non-Votes
 -------                              ---------- --------- --------- ----------
 2(a)  Approve amendments to the
       Trust's Agreement and
       Declaration of Trust and
       Bylaws related to shareholder
       voting standards.............. 54,060,798 2,823,991 4,031,845 17,995,310

 2(b)  Approve amendments to the
       Trust's Agreement and
       Declaration of Trust related
       to significant transactions... 53,835,690 2,866,933 4,214,012 17,995,309

 2(c)  Approve amendments to the
       Trust's Agreement and
       Declaration of Trust related
       to future amendments to
       shareholder indemnification
       rights........................ 53,530,773 3,124,591 4,261,273 17,995,307

 2(d)  Approve amendments to the
       Trust's Agreement and
       Declaration of Trust's
       amendment provisions.......... 53,342,618 3,267,470 4,306,542 17,995,314

 (4)   Approve the elimination of
       the fundamental investment
       restriction prohibiting
       investing in securities of
       other investment companies,
       except as part of a merger,
       consolidation or other
       acquisitions.................. 52,913,555 3,725,363 4,277,710 17,995,316